EXHIBIT 8.1


             [ Letterhead of Kramer, Levin, Naftalis & Frankel ]


                      KRAMER, LEVIN, NAFTALIS & FRANKEL
                               919 THIRD AVENUE
                          NEW YORK, N.Y. 10022-3852
                                (212) 715-7550


                                 May 16, 1997

Agree Realty Corporation
31850 Northwestern Highway
Farmington Hills, MI 48334

Gentlemen:

            You have requested our opinion concerning certain of the Federal income tax consequences to Agree Realty Corporation, a Maryland corporation (the "Company"), and the purchasers of shares of common stock, par value $.0001 per share (the "Common Stock") of the Company, in connection with the Company's registration statement on Form S-11, filed pursuant to Rule 462(b) initially filed with the Securities and Exchange Commission on May 16, 1997, (as the same may be amended or supplemented, the "Registration Statement"). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

            In rendering the opinions expressed herein, we have examined and, with your consent, relied upon the following: (i) the Registration Statement and all amendments thereto; (ii) the Agreement of Limited Partnership of the Operating Partnership; (iii) the Management Agreement; and (iv) such other documents, records, and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

            In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduced the originals thereof, that all such documents have been or will be


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KRAMER, LEVIN, NAFTALIS & FRANKEL

Agree Realty Corporation
May 16, 1997
Page 2



duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms, and that, in all material respects, the Company and the Operating Partnership at all times have been and will be organized and operated in accordance with the terms of such documents. We have further assumed that, in all material respects, the statements and descriptions of the Company's and the Operating Partnership's businesses, properties, and activities as described in the Registration Statement are accurate and all actions contemplated in the Registration Statement with respect to the organization of the Company as a real estate investment trust (a "REIT") have been or will be completed in a timely fashion.

            For purposes of rendering the opinions expressed herein, we also have assumed, with your consent, the accuracy of the representations contained in the letter from the Company to us dated May 15, 1997. These representations relate to the classification and operation of the Company as a REIT and the organization and operation of the Operating Partnership. Included are representations that (i) beneficial ownership of the Company's shares are and will be held by 100 or more persons, and (ii) not more than 50% of the Company's shares have been or will be owned, actually or constructively (within the meaning of Section 544 of the Code), by or for any five or fewer individuals at any time during the last half of any taxable year.

            In issuing our opinions, we have also relied on the representations contained in the letter from the General Partner of the Operating Partnership, dated May 15, 1997, that, among other things, (i) the Operating Partnership has been and will be operated in accordance with the Partnership Agreement, other relevant documents, and applicable laws, and
(ii) the Operating Partnership has not made and will not make an election to be excluded from the provisions of Subchapter K of the Code and has not made and will not make an election on Form 8832 to be classified as an association taxable as a corporation.

            Based upon and subject to the foregoing, and further subject to the matters hereinafter set forth, we are of the following opinions:

            1. For Federal income tax purposes, the Company will be treated as having met the requirements for qualification and taxation as a REIT commencing with its taxable year ending December 31, 1994, and the Company's and the Operating Partnership's proposed methods of continued operation as described in the Registration Statement and as


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KRAMER, LEVIN, NAFTALIS & FRANKEL

Agree Realty Corporation
May 16, 1997
Page 3


            represented by the Company will enable the Company to continue to meet the requirements for qualification and taxation as a REIT.

            2. The Operating Partnership will, for all taxable years since its inception, be treated as a partnership, and not as a corporation or association taxable as a corporation, for Federal income tax purposes, and will not be treated as a "publicly traded partnership" under section 7704 of the Code.

            3. The discussion contained in that portion of the Registration Statement under the caption "Federal Income Tax Considerations" fairly summarizes all Federal income tax considerations that are likely to be material to Company stockholders.

            This opinion is expressed as of the date hereof and is based on various provisions of the Code regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration
Statement or represented to by the Company may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code regarding income and assets, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

            This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and reference to this opinion under the caption "Federal Income Tax Considerations" in the Registration Statement and the prospectus included therein.

            We express no opinion as to any federal income tax issue or other matter except those set forth herein.

                                        Very truly yours,
                                        /s/ Kramer, Levin, Naftalis & Frankel